Exhibit 99.1

DTRT Health Acquisition Corp. Announces

Contributions to Trust Account in Connection with Proposed Extension

Oak Brook, IL, December 2, 2022 — As previously announced on December 1, 2022, DTRT Health Acquisition Corp. (“we”, “us”, “our”, or the “Company”) convened and then adjourned, without conducting any other business, its special meeting of stockholders (the “Special Meeting”) held on December 1, 2022. The Special Meeting was adjourned from December 1, 2022 to December 6, 2022 at 3:00 p.m. Central Time in order to provide additional time that is necessary in order to effectuate the amendment of the Company’s amended and restated certificate of incorporation (“Extension Amendment”) to extend the period of time available to complete a business combination, until March 7, 2023.

In order to support the Extension Amendment, the Company, and its sponsor, DTRT Health Sponsor LLC (the “Sponsor”), have agreed that, if the Extension Amendment is implemented, the Sponsor or one or more of its designees (each, a “Contributor”) will contribute to the Company’s trust account an aggregate amount equal to $300,000 (each, a “Contribution”) for each calendar month (commencing on December 7, 2022 and on the 7th day of each subsequent month) through (but not including) March 7, 2023 unless the closing of the Company’s initial business combination shall have occurred (each date on which a Contribution is to be deposited into the trust account, a “Contribution Date”). The Company intends to invest funds in the trust account, including any Contributions, in treasury bills at prevailing interest rates.

If a Contributor fails to make a Contribution by an applicable Contribution Date, the Company will liquidate and dissolve as soon as practicable after such date and in accordance with the Company’s charter. The Contributions will be evidenced by a non-interest bearing, unsecured promissory note and will be repayable by the Company upon consummation of an initial business combination. If the Company does not consummate an initial business combination by the end of the period of time available to complete a business combination, any such promissory notes will be repaid only from funds held outside of the trust account or will be forfeited, eliminated or otherwise forgiven. Any Contribution is conditioned on the approval of the requisite stockholder proposals at the Special Meeting and the implementation of the Extension Amendment. No Contribution will occur if such proposals are not approved or the Extension Amendment is not implemented. If the Company has consummated an initial business combination or announced its intention to wind up prior to any Contribution Date, any obligation to make Contributions will terminate.

About DTRT Health Acquisition Corp.

We are a blank check company incorporated under the laws of the State of Delaware on April 19, 2021, for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or similar business combination with one or more businesses, which we refer to throughout this proxy statement as our initial business combination. While we may pursue our initial business combination target in any stage of its corporate evolution or in any industry or sector, we are focusing our search on companies with favorable growth prospects and attractive returns on invested capital.

Additional Information and Where to Find It

The definitive proxy statement with respect to the Extension Amendment has been mailed to the Company’s stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by the Company with the SEC may be obtained free of charge by directing a request to DTRT’s secretary at 1415 West 22nd Street, Tower Floor, Oak Brook, IL 60523, (312) 316-5473.

Participants in the Solicitation

The Company and its sponsor, officers and directors may be deemed to be participants in the solicitation of proxies from Company stockholders. Information about the Company’s sponsor, officers and directors and their ownership of Company common stock is set forth in the proxy statement for the Company’s Special Meeting of Stockholders, which was filed with the SEC on October 31, 2022, and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on April 1, 2022. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the Company’s proposed transaction with Consumer Direct Holdings, Inc. by reading the Registration Statement on Form S-4 regarding the transaction, which was filed by Grizzly New Pubco, Inc. with the SEC on October 20, 2022.

Non-Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Extension Amendment, shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts

DTRT Health Acquisition Corp. Contact:

Arion Robbins

arobbins@dtrthealth.com

www.dtrthealth.com